UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015 (November 2, 2015)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On November 2, 2015, CĪON Investment Corporation (“CĪON”) further amended and restated its distribution reinvestment plan (the “Second Amended DRIP” and, as further amended and restated, the “Third Amended DRIP”).  The Third Amended DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, the closing of CĪON’s continuous public offering by no later than December 31, 2015.

Under the Second Amended DRIP, cash distributions to participating shareholders are reinvested in additional shares of common stock of CĪON (“Shares”) at a purchase price equal to 90% of the public offering price per Share in effect as of the date of issuance.

Under the Third Amended DRIP, cash distributions to participating shareholders will be reinvested in additional Shares at a purchase price determined by the board of directors of CĪON (the “Board”) or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per Share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. No other material terms of the Second Amended DRIP have been amended in connection with the Third Amended DRIP.

The foregoing description of the Third Amended DRIP is a summary only and is qualified in all respects by the provisions of the Third Amended DRIP, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01. Other Events

On November 2, 2015, CĪON amended the terms of its quarterly share repurchase program. The amendments to the share repurchase program will be effective as of CĪON’s quarterly repurchase offer for the fourth quarter of 2015, which will commence in November 2015 and will be completed in January 2016.

Under the existing share repurchase program, CĪON offers to repurchase Shares on a quarterly basis at a price equal to 90% of the public offering price per Share in effect on each date of repurchase. Under the amended share repurchase program, CĪON will offer to repurchase Shares at a price equal to the price at which Shares are issued pursuant to the Third Amended DRIP on the distribution date coinciding with such Share repurchase date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Third Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	November 5, 2015	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
4.1	Third Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation